CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated December 4, 2006 in this Post-Effective Amendment to the Registration Statement (File No. 333-103421 CIK #1177056) and related Prospectus of Claymore Securities Defined Portfolios, Series 144, GNMA Portfolio, Series 15 dated December 20, 2006.

                                                          /s/ Grant Thornton LLP

                                                              GRANT THORNTON LLP


Chicago, Illinois
December 20, 2006